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                                                                    Exhibit 23.1
     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
PLATINUM technology International, inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-61581, 333-57307, 333-03284, 33-85798, 33-41248, 33-96762, 333-00454,
333-20897, 333-45131, 333-57311) on Form S-8, (No. 333-45133) on Form S-3 and
(Nos. 333-71637, 33-94410) on Form S-4 of PLATINUM technology International, inc. of our reports dated February 8, 1999, except for Note 19, which is as of March 29, 1999, relating to the consolidated balance sheets of PLATINUM technology International, inc. as of December 31, 1998 and 1997 and the related consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, and the related consolidated financial statement schedule, which reports appear in the December 31, 1998 annual report on Form 10-K of PLATINUM technology International, inc.


                                                                    /s/ KPMG LLP

Chicago, Illinois
March 29, 1999